[MULTIPLIER] 1

                                                          SIX MONTHS ENDED
                                                              JUNE 30,
                                                      -------------------------
                                                         1999           1998
                                                      ----------     ----------

Basic Earnings Per Share:
------------------------
  Average shares outstanding                           8,287,965      8,278,504
                                                      ==========     ==========

Diluted Earnings Per Share:
--------------------------
  Average shares outstanding                           8,287,965      8,278,504
                                                      ----------     ----------
  Average options outstanding:
    With exercise price of $6.250                        144,000        144,000
    With exercise price of $6.670                          7,353          7,353
    With exercise price of $10.063                       131,250        131,500
    With exercise price of $12.063                        45,000         46,500
    With exercise price of $14.000                        10,000         10,000
                                                      ----------     ----------
  Proceeds from assumed exercise of options
    outstanding                                       $2,952,648      2,973,259
     Average market price per share during
       the period                                     $    16.44          12.69
                                                      ----------     ----------

  Assumed shares repurchased                             179,648        234,338
                                                      ----------     ----------

  Common stock equivalents of options outstanding        157,955        105,015
                                                      ----------     ----------

  Average shares outstanding                           8,445,920      8,383,519
                                                      ==========     ==========

Earnings Per Share:
-------------------
  Net Income                                          $3,515,255      3,404,992
                                                      ==========     ==========

  Basic Earnings Per Share                            $      .42            .41
                                                      ==========     ==========

  Diluted Earnings Per Share                          $      .42            .41
                                                      ==========     ==========
